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                                                                  EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   Percentage Owned       State of Incorporation
                                   ----------------       ----------------------
Greene County Bank                       100%                    Tennessee

                                         100% of
Greene County Capital Trust I      Common Securities             Delaware

                        SUBSIDIARIES OF GREENE COUNTY BANK

Superior Financial Services, Inc.        100%                    Tennessee

GCB Acceptance Corporation               100%                    Tennessee

Fairway Title Company                    100%                    Tennessee

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